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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in Form S-8 Registration Statement No. 333-38961, effective October 29, 1997, Form S-3 Registration Statement No. 33-55135, effective September 2, 1994, Form S-3 Registration Statement No. 33-54717, effective August 5, 1994, Form S-3 Registration Statement No. 33-54301, effective June 24, 1994, Form S-3 Registration Statement No. 33-51265, effective January 13, 1994, Form S-8 Registration Statement No. 33-51403, effective December 10, 1993, Form S-8 Registration Statement No. 33-32429, effective December 31, 1989, Form S-8 Registration Statement No. 33-32323, effective December 22, 1989, Form S-8 Registration Statement No. 33-30172, effective August 21, 1989, and Form S-8 Registration Statement No. 2-93179, effective October 1, 1984, of our report dated February 13, 1998, with respect to the financial statements of The Operating Businesses of the Fel-Pro Group included in Federal Mogul Corporation's Form 8-K/A dated April 6, 1998.



                                                /s/ Ernst & Young LLP



April 6, 1998

Chicago, Illinois